UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/03/2007

NYSE Euronext
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33392

Delaware	20-5110848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11 Wall Street
New York, NY 10005
(Address of principal executive offices, including zip code)

212-656-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2007, NYSE Euronext announced that Nelson Chai, Chief Financial Officer and Executive Vice President, had resigned with effect from December 10, 2007. NYSE Euronext also announced that, as of December 10, 2007, Joost van der Does de Willebois will assume the role of Acting Chief Financial Officer and Stephane Biehler will become Chief Accounting Officer.

Joost van der Does de Willebois, 48, is currently the Deputy CFO of NYSE Euronext and head of the company's Amsterdam market. He is a member of the NYSE Euronext Management Committee. Prior to the merger of NYSE Group, Inc. and Euronext N.V., he was CFO and a member of the Managing Board of Euronext N.V., positions he had held since November 2004. From March 2002, Mr. van der Does de Willebois was Executive Director of ING Bank in the Netherlands. Prior to that, Mr. van der Does de Willebois held a number of directorships at ING Group beginning in 1998, including Managing Director of Corporate Strategy and Communication, a position he held from 2000 to 2002. Prior to that, since 1984, he worked at Royal Dutch/ Shell plc, where he held various executive management positions in Rotterdam, Paris, Bordeaux and the French West Indies. Mr. van der Does de Willebois is currently a member of the boards of Dutch Securities Institute, the Holland Finance Centre, the Dutch National Employers Organisation vno/ncw, and the French-Dutch Cooperation Council. He is a member of the supervisory boards of Endex and Atos Euronext Market Solutions Holding S.A.S.

Stephane Biehler, 40, is currently NYSE Euronext's Corporate Controller and Senior Vice President, a position he held since April 2007. He is responsible for all U.S. accounting, tax, and internal controls over financial reporting, as well as global consolidation and external reporting functions. Mr. Biehler previously served as Senior Vice President and Corporate Controller of NYSE Group since March 2006, and Interim Principal Financial Officer and Interim Principal Accounting Officer of Archipelago Holdings since January 2006. Mr. Biehler joined Archipelago as a Managing Director and Corporate Controller in March 2004. He facilitated the initial public offering of Archipelago in August 2004, the merger transaction between the NYSE and Archipelago to create NYSE Group in March 2006, and the merger transaction between NYSE Group and Euronext in April 2007. Prior to joining Archipelago, Mr. Biehler was Vice President and Controller of eSpeed, Inc. since May of 2003, and Manager of Financial Reporting and Consolidation for Investment Technology Group, Inc. since December 2001. Mr. Biehler started his career at Deloitte & Touche LLP where he achieved the position of senior manager. He is a member of the American Institute of Certified Public Accountants.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press release dated November 3, 2007 regarding resignation of chief financial officer and appointment of new chief financial officer and new principal accounting officer.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext

Date: December 06, 2007	By:	/s/ Rachel F. Robbins
Rachel F. Robbins
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated November 3, 2007 regarding resignation of chief financial officer and appointment of new chief financial officer and new principal accounting officer.